Exhibit 99.1

OVERSEAS SHIPHOLDING GROUP REPORTS
THIRD QUARTER 2018 RESULTS

Tampa, FL – November 9, 2018 – Overseas Shipholding Group, Inc. (NYSE: OSG) (the “Company” or “OSG”) a provider of energy transportation services for crude oil and petroleum products in the U.S. Flag markets, today reported results for the third quarter 2018.

Mr. Sam Norton, President and CEO, stated, “The third quarter saw OSG make meaningful progress in executing on its business plan, notwithstanding our short-term financial results. Highlights for the quarter are that we secured multiple new term-charter fixtures, extended our contract of affreightment with the Government of Israel through the end of 2020, and announced contracts for the construction of two new tankers and one new barge. We are well along the path to refinance and fully pay off our term debt which matures in August 2019 using a combination of cash and new debt. We have in hand commitments exceeding $325.0 million from a syndicate of lenders for a new term loan, as well as a second loan with another lender of $27.5 million, both of which we anticipate closing in the coming weeks. We expect these financings to add longer-term stability to our balance sheet, clearing the path for the pursuit of expansion opportunities. We are confident that the trajectory and mix of our revenue streams position the Company well to benefit from the continuing arc of improving fundamentals.”

Highlights

•	Net income for the third quarter was $11.9 million, or $0.13 per diluted share, compared with a net loss of $6.3 million, or $(0.07) per diluted share, for the third quarter 2017.

•
Shipping revenues for the third quarter 2018 were $80.5 million, down 13.7% compared with the same period in 2017. Time charter equivalent (TCE) revenues(A), a non-GAAP measure, for the third quarter 2018 were $72.1 million, down 15.1% compared with the third quarter 2017.

•	Operating loss for the third quarter of 2018 was $(4.1) million, compared to operating income of $0.6 million in the third quarter of 2017.

•	Third quarter 2018 Adjusted EBITDA(B), a non-GAAP measure, was $9.2 million, down 59.1% from $22.6 million in the third quarter 2017.

•	Total cash(C), a non-GAAP measure, was $124.2 million as of September 30, 2018.

Third Quarter 2018 Results

Shipping revenues were $80.5 million for the quarter, down 13.7% compared with the third quarter of 2017. TCE revenues for the third quarter of 2018 were $72.1 million, a decrease of $12.8 million, or 15.1%, compared with the third quarter of 2017. Several factors contributed to the decrease in revenues including: (a) 52 day increase in scheduled drydocking, which is an out of service period used to perform required major maintenance to continue trading and maximize a vessel’s useful life, (b) 89 unplanned repair days, including one vessel that was hit by a third-party ship, (c) one less Government of Israel voyage during the third quarter of 2018 compared to the same period in 2017, (d) one less vessel in operation in the third quarter 2018 compared to third quarter 2017, and (e) seasonal slow-down manifested by fewer spot market opportunities. The new term charters we secured during the third quarter will increase our forward revenue day coverage for 2019 to approximately 65%. In the future, we expect revenues from long-term time charters to increase and revenues from spot market charters to decrease, which should result in decreased exposure to fluctuations in spot market rates.

Operating loss for the third quarter of 2018 was $(4.1) million, compared to operating income of $0.6 million in the third quarter of 2017.

Net income for the third quarter was $11.9 million, or $0.13 per diluted share, compared with a net loss of $6.3 million, or $(0.07) per diluted share, for the third quarter 2017.

Adjusted EBITDA was $9.2 million for the third quarter, a decrease of $13.4 million compared with the third quarter of 2017, driven primarily by the decline in TCE revenues.

A, B, C Reconciliations of these non-GAAP financial measures are included in the financial tables attached to this press release starting on Page 8.

Conference Call

The Company will host a conference call to discuss its third quarter 2018 results at 9:00 a.m. Eastern Time (“ET”) on Friday, November 9, 2018.

To access the call, participants should dial (844) 850-0546 for domestic callers and (412) 317-5203 for international callers. Please dial in ten minutes prior to the start of the call.

A live webcast of the conference call will be available from the Investor Relations section of the Company’s website at http://www.osg.com.

An audio replay of the conference call will be available starting at 11:00 a.m. ET on Friday, November 9, 2018 by dialing (877) 344-7529 for domestic callers and (412) 317-0088 for international callers, and entering Access Code 10126013.

About Overseas Shipholding Group, Inc.

Overseas Shipholding Group, Inc. (NYSE: OSG) is a publicly traded tanker company providing energy transportation services for crude oil and petroleum products in the U.S. Flag markets. OSG is a major operator of tankers and ATBs in the Jones Act industry. OSG’s 23-vessel U.S. Flag fleet consists of seven ATBs, two lightering ATBs, three shuttle tankers, nine MR tankers, and two non-Jones Act MR tankers that participate in the U.S. MSP. OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in Tampa, FL. More information is available at www.osg.com.

Forward-Looking Statements

This release contains forward-looking statements. In addition, the Company may make or approve certain statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to the Company’s prospects, its ability to retain and effectively integrate new members of management and the effect of the Company’s spin-off of International Seaways, Inc. Forward-looking statements are based the Company’s current plans, estimates and projections, and are subject to change based on a number of factors. Investors should carefully consider the risk factors outlined in more detail in the Annual Report on Form 10-K for OSG and in similar sections of other filings made by the Company with the SEC from time to time. The Company assumes no obligation to update or revise any forward-looking statements. Forward-looking statements and written and oral forward-looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by the Company with the SEC.

Investor Relations & Media Contact:
Susan Allan, Overseas Shipholding Group, Inc.
(813) 209-0620
sallan@osg.com

Consolidated Statements of Operations
($ in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Shipping Revenues:

Time and bareboat charter revenues	$51,033	$56,911	$159,113	$208,794
Voyage charter revenues	29,503	36,359	117,820	88,817
	80,536	93,270	276,933	297,611

Operating Expenses:
Voyage expenses	8,481	8,388	30,135	19,329
Vessel expenses	33,865	33,194	101,025	101,438
Charter hire expenses	23,079	23,053	68,394	68,486
Depreciation and amortization	12,828	14,390	37,627	46,100
General and administrative	6,410	6,333	19,778	20,616
Loss on disposal of vessels and other property, including impairments	—	7,353	—	7,353
Total operating expenses	84,663	92,711	256,959	263,322
Operating (loss)/income	(4,127)	559	19,974	34,289
Other income/(expense)	518	(548)	271	(1,428)
(Loss)/income before interest expense, reorganization items and income taxes	(3,609)	11	20,245	32,861
Interest expense	(7,828)	(9,474)	(23,401)	(28,277)
(Loss)/income before reorganization items and income taxes	(11,437)	(9,463)	(3,156)	4,584
Reorganization items, net	—	46	—	(198)
(Loss)/income before income taxes	(11,437)	(9,417)	(3,156)	4,386
Income tax benefit/(provision)	23,385	3,110	21,821	(2,052)
Net income/(loss)	$11,948	$(6,307)	$18,665	$2,334

Weighted Average Number of Common Shares Outstanding:
Basic - Class A	88,535,376	87,822,274	88,337,614	87,832,949
Diluted - Class A	89,229,282	87,822,274	89,017,866	88,031,375

Per Share Amounts:
Basic and diluted net income - Class A	$0.13	$(0.07)	$0.21	$0.03

The Company adopted ASU No. 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost (ASC 715), which requires that an employer classify and report the service cost component in the same line item or items in the statement of operations as other compensation costs arising from services rendered by the pertinent employees during the period and disclose by line item in the statement of operations the amount of net benefit cost that is included in the statement of operations. The other components of net benefit cost would be presented in the statement of operations separately from the service cost component and outside the subtotal of income from operations. The Company adopted this accounting standard on January 1, 2018 and has applied the guidance retrospectively.

Consolidated Balance Sheets
($ in thousands)

	September 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$123,977	$165,994
Restricted cash	59	58
Voyage receivables, including unbilled of $5,711 and $9,919	14,364	24,209
Income tax receivable	879	1,122
Other receivables	1,123	2,556
Inventories, prepaid expenses and other current assets	15,493	13,356
Total Current Assets	155,895	207,295
Vessels and other property, less accumulated depreciation	607,001	632,509
Deferred drydock expenditures, net	26,537	23,914
Total Vessels, Other Property and Deferred Drydock	633,538	656,423
Restricted cash - non current	165	217
Investments in and advances to affiliated companies	38	3,785
Intangible assets, less accumulated amortization	37,567	41,017
Other assets	33,690	23,150
Total Assets	$860,893	$931,887

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$38,510	$34,371
Current installments of long-term debt	376,897	28,160
Total Current Liabilities	415,407	62,531
Reserve for uncertain tax positions	218	3,205
Long-term debt	686	420,776
Deferred income taxes, net	64,340	83,671
Other liabilities	46,857	48,466
Total Liabilities	527,508	618,649

Equity:
Common stock - Class A ($0.01 par value; 166,666,666 shares authorized; 84,587,414 and 78,277,669 shares issued and outstanding)	846	783
Paid-in additional capital	586,877	584,675
Accumulated deficit	(248,321)	(265,758)
	339,402	319,700
Accumulated other comprehensive loss	(6,017)	(6,462)
Total Equity	333,385	313,238
Total Liabilities and Equity	$860,893	$931,887

Consolidated Statements of Cash Flows
($ in thousands)

	Nine Months Ended September 30,
	2018	2017
Cash Flows from Operating Activities:
Net income	$18,665	$2,334
Items included in net income not affecting cash flows:
Depreciation and amortization	37,627	46,100
Loss on disposal of vessels and other property, including impairments	—	7,353
Amortization of debt discount and other deferred financing costs	3,117	3,971
Compensation relating to restricted stock awards and stock option grants	2,312	2,526
Deferred income tax (benefit)/provision	(22,328)	1,423
Other – net	1,575	2,336
Loss on extinguishment of debt, net	981	1,999
Distributed earnings of affiliated companies	3,747	3,656
Payments for drydocking	(9,629)	(4,833)
SEC, Bankruptcy and IRS claim payments	—	(5,000)
Changes in operating assets and liabilities	7,630	(25,025)
Net cash provided by operating activities	43,697	36,840
Cash Flows from Investing Activities:
Expenditures for vessels and vessel improvements	(10,116)	—
Expenditures for other property	(124)	(11)
Net cash used in investing activities	(10,240)	(11)
Cash Flows from Financing Activities:
Payments on debt	(28,166)	—
Extinguishment of debt	(47,000)	(39,115)
Tax withholding on share-based awards	(359)	(1,062)
Net cash used in financing activities	(75,525)	(40,177)
Net decrease in cash, cash equivalents and restricted cash	(42,068)	(3,348)
Cash, cash equivalents and restricted cash at beginning of period	166,269	206,933
Cash, cash equivalents and restricted cash at end of period	$124,201	$203,585

The Company adopted ASU No. 2016-18, Statement of Cash Flows (ASC 230), Restricted Cash, which requires that amounts generally described as restricted cash and restricted cash equivalents be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The standard is effective for annual periods beginning after December 31, 2017 and interim periods within that reporting period. The Company adopted this accounting standard on January 1, 2018. The prior period has been adjusted to conform to current period presentation, which resulted in a decrease of $11,988 in net cash provided by investing activities for the nine months ended September 30, 2017, related to changes in restricted cash amounts.

Fleet Information

As of September 30, 2018, OSG’s operating fleet consisted of 23 vessels, 13 of which were owned, with the remaining vessels chartered-in. Vessels chartered-in are on Bareboat Charters.

	Vessels Owned		Vessels Chartered-in		Total at September 30, 2018
Vessel Type	Number	Weighted by Ownership	Number	Weighted by Ownership	Total Vessels	Vessels Weighted by Ownership	Total dwt (1)
Handysize Product Carriers	4	4.0	10	10.0	14	14.0	664,490
Rebuilt ATBs	7	7.0	—	—	7	7.0	195,131
Lightering ATBs	2	2.0	—	—	2	2.0	91,112
Total Operating Fleet	13	13.0	10	10.0	23	23.0	950,733

(1)	Total dwt is defined as total deadweight tons for all vessels of that type.

Spot and Fixed TCE Rates Achieved and Revenue Days

The following tables provide a breakdown of TCE rates achieved for the three and nine months ended September 30, 2018 and 2017, between spot and fixed earnings and the related revenue days. Revenue days in the quarter ended September 30, 2018 totaled 1,874 compared with 2,097 in the same quarter in the prior year. A summary fleet list by vessel class can be found later in this press release.

	2018		2017
Three Months Ended September 30,	Spot Earnings	Fixed Earnings	Spot Earnings	Fixed Earnings
Jones Act Handysize Product Carriers:
Average rate	$17,133	$56,999	$24,466	$64,553
Revenue days	276	797	367	732
Non-Jones Act Handysize Product Carriers:
Average rate	$16,541	$—	$35,054	$—
Revenue days	184	—	179	—
ATBs:
Average rate	$15,233	$22,171	$8,360	$25,331
Revenue days	235	224	280	355
Lightering:
Average rate	$65,023	$—	$59,857	$—
Revenue days	158	—	184	—

	2018		2017
Nine Months Ended September 30,	Spot Earnings	Fixed Earnings	Spot Earnings	Fixed Earnings
Jones Act Handysize Product Carriers:
Average rate	$30,931	$60,759	$25,224	$63,737
Revenue days	894	2,315	612	2,621
Non-Jones Act Handysize Product Carriers:
Average rate	$28,506	$—	$32,543	$14,031
Revenue days	526	—	382	159
ATBs:
Average rate	$16,620	$22,438	$10,378	$27,159
Revenue days	764	740	662	1,367
Lightering:
Average rate	$66,648	$—	$67,998	$—
Revenue days	513	—	546	—

Reconciliation to Non-GAAP Financial Information

The Company believes that, in addition to conventional measures prepared in accordance with GAAP, the following non-GAAP measures may provide certain investors with additional information to evaluate the Company’s performance. Accordingly, these non-GAAP measures are intended to provide supplemental information, and should not be considered in isolation or as a substitute for measures of performance prepared with GAAP.

(A) Time Charter Equivalent (TCE) Revenues

Consistent with general practice in the shipping industry, the Company uses TCE revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenue generated from a voyage charter to revenue generated from a time charter. Time charter equivalent revenues, a non-GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance. Reconciliation of TCE revenues of the segments to shipping revenues as reported in the consolidated statements of operations follow:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2018	2017	2018	2017
Time charter equivalent revenues	$72,055	$84,882	$246,798	$278,282
Add: voyage expenses	8,481	8,388	30,135	19,329
Shipping revenues	$80,536	$93,270	$276,933	$297,611

Vessel Operating Contribution

Vessel operating contribution, a non-GAAP measure, is TCE revenues minus vessel expenses and charter hire expenses.

Our “niche market activities”, which includes Delaware Bay lightering, MSP vessels and shuttle tankers, continue to provide a stable operating platform underlying our total US Flag operations. These vessels’ operations are insulated from the forces affecting the broader Jones Act market.
The following table sets forth the contribution of our vessels:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2018	2017	2018	2017
Niche Market Activities	$19,224	$26,708	$71,475	$79,452
Jones Act Handysize Tankers	(6,537)	(2,982)	(4,072)	7,100
ATBs	2,424	4,909	9,976	21,806
Vessel Operating Contribution	15,111	28,635	77,379	108,358
Depreciation and amortization	12,828	14,390	37,627	46,100
General and administrative	6,410	6,333	19,778	20,616
Loss on disposal of vessels and other property, including impairments	—	7,353	—	7,353
Operating (loss)/income	$(4,127)	$559	$19,974	$34,289

(B) EBITDA and Adjusted EBITDA

EBITDA represents net income before interest expense, income taxes and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted for the impact of certain items that we do not consider indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA do not represent, and should not be a substitute for, net income or cash flows from operations as determined in accordance with GAAP. Some of the limitations are: (i) EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; (ii) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and (iii) EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt. While EBITDA and Adjusted EBITDA are frequently used as a measure of operating results and performance, neither of them is necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. The following table reconciles net income as reflected in the consolidated statements of operations, to EBITDA and Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2018	2017	2018	2017
Net income/(loss)	$11,948	$(6,307)	$18,665	$2,334
Income tax (benefit)/provision	(23,385)	(3,110)	(21,821)	2,052
Interest expense	7,828	9,474	23,401	28,277
Depreciation and amortization	12,828	14,390	37,627	46,100
EBITDA	9,219	14,447	57,872	78,763
Severance costs	—	—	—	16
Loss on disposal of vessels, including impairments	—	7,353	—	7,353
Loss on extinguishment of debt, net	—	810	981	1,999
Reorganization items, net	—	(46)	—	198
Adjusted EBITDA	$9,219	$22,564	$58,853	$88,329

(C) Total Cash

($ in thousands)	September 30, 2018	December 31, 2017
Cash and cash equivalents	$123,977	$165,994
Restricted cash - current	59	58
Restricted cash – non-current	165	217
Total Cash	$124,201	$166,269